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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated February 14, 1997, except for Note 16, as to which the date is December 10, 1997, in the Registration Statement (Form S-1) and related Prospectus of Associated Materials Incorporated for the registration of 2,835,900 shares of its common stock.

                                            /s/  ERNST & YOUNG LLP

Dallas, Texas
December 10, 1997